EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Evan Price
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports First Fiscal Quarter 2013 Results

San Francisco, Calif., June 5, 2013 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the first fiscal quarter ended May 4, 2013.

For the first quarter of the fiscal year ending February 1, 2014 (“fiscal 2013”), net sales were $292.8 million, a decrease of 1.7% compared to $297.8 million in net sales for the first fiscal quarter of the fiscal year ended February 2, 2013 (“fiscal 2012”). Comparable sales for the quarter decreased 5% versus the first quarter of fiscal 2012.

Gross profit for the first quarter of fiscal 2013 was $121.0 million, or 41.3% of net sales, compared to $121.8 million, or 40.9% of net sales, for the first quarter of fiscal 2012. Excluding purchase accounting adjustments of $2.6 million and $3.0 million for the first quarter of fiscal 2013 and the first quarter of fiscal 2012, respectively, relating to the November 2010 acquisition of the Company by Giraffe Holding, Inc., an entity controlled by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), gross profit was $123.6 million, or 42.2% of net sales, and $124.8 million, or 41.9% of net sales, for the first quarter of fiscal 2013 and the first quarter of fiscal 2012, respectively (see Exhibit D).

SG&A expense for the first quarter of fiscal 2013 was $104.1 million, or 35.6% of net sales, compared to $91.7 million, or 30.8% of net sales, in the first quarter of fiscal 2012. Results for the first quarter of fiscal 2013 and fiscal 2012 include $3.9 million and $5.2 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and other adjustments. Excluding these charges, SG&A expense for the first quarter of fiscal 2013 and fiscal 2012 was $100.3 million, or 34.2% of net sales, and $86.5 million, or 29.1% of net sales, respectively, which represents an increase of 510 basis points over fiscal 2012 (see Exhibit D).

Net loss for the first quarter of fiscal 2013 was $2.8 million compared to net income of $4.2 million for the same quarter of fiscal 2012.

Net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax (expense) benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the first quarter of fiscal 2013 decreased 29.2% to $36.0 million compared to $50.8 million for the first quarter of fiscal 2012. Adjusted EBITDA is not a performance measure under GAAP. See “Non-GAAP Financial Measures” below. A reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Balance Sheet Highlights

Effective March 2012, the Company’s $225 million asset-backed loan (“ABL”) facility was refinanced to take advantage of favorable rates and to extend the maturity date. There were no borrowings outstanding under the ABL as of the end of the first fiscal quarter of fiscal 2013 and approximately $143.1 million of undrawn availability.

Cash at the end of the first quarter of fiscal 2013 was $43.1 million compared to $88.3 million at the end of the first quarter of fiscal 2012, reflecting the pay down of approximately $69.4 million of debt since the end of the first quarter last year.

Capital expenditures for the first quarter of fiscal 2013 were $10.7 million, with the majority of the cash used to fund the opening of 23 new stores during the quarter.

Inventory balances at the end of the first quarter of fiscal 2013 were $180.8 million compared to $185.7 million at the end of the first quarter of fiscal 2012. Inventory cost on a per square foot basis was down 12%, while inventory units on a per square foot basis were down in the low single digits.

Fiscal 2013 Business Outlook

In fiscal 2013, the Company is focused on improving its inventory discipline, strengthening its product assortment and continuing to drive its growth opportunities of real estate, ecommerce and international. The Company’s fiscal 2013 outlook is based on the current economic environment and trends, as well as its expectations for the balance of the year.

Full Year

For the full year, the Company continues to expect Adjusted EBITDA to grow modestly over last year and comparable sales to be flat to slightly positive. Based on this guidance, the Company expects to generate sufficient cash flow to service its debt and invest in the business to drive long term growth.

New Stores

During fiscal 2013, the Company plans to open approximately 100 new stores, with the majority being Crazy 8 stores.

Capital Expenditures

During fiscal 2013, the Company anticipates spending approximately $50 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net income (loss).

Management Presentation

To listen live over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page, go to "Investors & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, Tuesday, June 11, 2013, at 855-859-2056, passcode 75524872.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of May 4, 2013, the Company operated a total of 1,280 retail stores: 634 Gymboree® stores (584 in the United States, 43 in Canada, 1 in Puerto Rico and 6 in Australia), 160 Gymboree Outlet stores (158 in the United States, 2 in Puerto Rico), 134 Janie and Jack® shops and 352 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 718 franchised and Company-operated Gymboree Play & Music® centers in the United States and 42 other countries.

Forward-Looking Statements

The foregoing financial information for the first fiscal quarter ended May 4, 2013 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its comparable store sales growth, Adjusted EBITDA, capital expenditures, cash flows and new store openings in fiscal 2013. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the Securities and Exchange Commission (“SEC”) on May 2, 2013, and its subsequent SEC filings. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended	Quarter Ended
	May 4, 2013	April 28, 2012
	13 Weeks	13 Weeks
	(in thousands)
Net sales:
Retail	$280,877	$288,116
Gymboree Play & Music	6,328	5,792
Retail Franchise	5,578	3,843
Total net sales	292,783	297,751
Cost of goods sold, including buying and occupancy expenses	(171,810)	(175,927)
Gross profit	120,973	121,824
Selling, general and administrative expenses	(104,129)	(91,739)
Operating income	16,844	30,085
Interest income	41	59
Interest expense	(20,402)	(21,658)
Loss on extinguishment of debt	-	(1,237)
Other income (expense), net	9	(66)
Income (loss) before income taxes	(3,508)	7,183
Income tax (expense) benefit	660	(3,013)
Net income (loss)	(2,848)	4,170
Net loss attributable to noncontrolling interest	312	826
Net (loss) income attributable to The Gymboree Corporation	$(2,536)	$4,996

EXHIBIT B

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 4, 2013	February 2, 2013	April 28, 2012
	(in thousands)
Current assets
Cash and cash equivalents	$43,146	$33,328	$88,268
Accounts receivable	22,124	27,542	25,264
Merchandise inventories	180,796	197,935	185,691
Prepaid income taxes	3,076	2,903	3,220
Prepaid expenses	16,809	17,341	3,573
Deferred income taxes	30,647	31,383	30,800
Total current assets	296,598	310,432	336,816

Property and equipment, net	205,985	205,325	202,419
Goodwill	898,983	898,966	899,097
Other intangible assets	578,456	580,641	594,574
Deferred financing costs	38,419	40,040	46,220
Other assets	7,443	7,809	5,504

Total assets	$2,025,884	$2,043,213	$2,084,630

Current liabilities
Accounts payable	$57,753	$90,133	$48,954
Accrued liabilities	107,095	90,443	91,772
Current portion of long-term debt	-	-	15,648
Total current liabilities	164,848	180,576	156,374

Long-term liabilities
Long-term debt	1,138,524	1,138,455	1,192,241
Lease incentives and other deferred liabilities	43,432	40,104	31,082
Unrecognized tax benefits	8,135	7,848	8,172
Deferred income taxes	231,540	234,593	242,244
Total liabilities	1,586,479	1,601,576	1,630,113

Stockholders' equity	439,405	441,637	454,517

Total liabilities and stockholders' equity	$2,025,884	$2,043,213	$2,084,630

EXHIBIT C

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended	Quarter Ended
	May 4, 2013	April 28, 2012
	13 Weeks	13 Weeks
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,848)	$4,170
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Loss on extinguishment of debt	-	1,237
Depreciation and amortization	12,822	14,248
Amortization of deferred financing costs and accretion of original issue discount	1,690	1,802
Interest rate cap contracts - adjustment to market	183	53
Provision (benefit) for deferred income taxes	(2,210)	2,098
Share-based compensation expense	1,497	1,407
Other	314	848
Change in assets and liabilities:
Accounts receivable	5,443	(380)
Merchandise inventories	17,244	24,046
Prepaid expenses and other assets	409	1,902
Prepaid income taxes	(179)	525
Accounts payable	(32,377)	(30,078)
Accrued liabilities	13,395	(5,378)
Lease incentives and other deferred liabilities	4,335	3,476
Net cash provided by operating activities	19,718	19,976

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,658)	(8,625)
Other	(93)	(176)
Net cash used in investing activities	(10,751)	(8,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loan	-	(2,050)
Deferred financing costs paid	-	(1,274)
Investment by affiliate of Parent	-	2,400
Dividend payment to Parent	(201)	-
Capital contribution to noncontrolling interest	1,007	-
Net cash provided by (used in) financing activities	806	(924)
Effect of exchange rate fluctuations on cash	45	107
Net increase in cash and cash equivalents	9,818	10,358
CASH AND CASH EQUIVALENTS:
Beginning of period	33,328	77,910
End of period	$43,146	$88,268

EXHIBIT D

THE GYMBOREE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including gain or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA (in thousands):

	Quarter Ended	Quarter Ended
	May 4, 2013	April 28, 2012
	13 Weeks	13 Weeks
Net (loss) income attributable to The Gymboree Corporation	$(2,536)	$4,996
Reconciling items (a):
Interest expense	20,402	21,658
Interest income	(26)	(48)
Income tax expense (benefit)	(861)	2,954
Depreciation and amortization (b)	12,620	14,162
Non-cash share-based compensation expense	1,497	1,407
Loss on disposal/impairment on assets	300	62
Loss (gain) on extinguishment of debt	-	1,237
Restructuring charges	489	-
Acquisition-related adjustments (c)	4,093	4,398
Adjusted EBITDA	$35,978	$50,826

(a) Exclude amounts related to noncontrolling interest, which are already excluded from net income (loss) attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$2,258	$4,340
Amortization of below and above market leases (impacts COGS)	(386)	(548)
	$1,872	$3,792

(c) Include the following (in thousands):
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$2,232	$2,324
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,120	872
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	741	1,202
	$4,093	$4,398

OTHER NON-GAAP FINANCIAL MEASURES:

	Quarter Ended	Quarter Ended
	May 4, 2013	April 28, 2012
	13 Weeks	13 Weeks

Gross profit as reported	$120,973	$121,824
Acquisition-related adjustments	2,587	2,978
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$123,560	$124,802

	Quarter Ended	Quarter Ended
	May 4, 2013	April 28, 2012
	13 Weeks	13 Weeks

SG&A as reported	$(104,129)	$(91,739)

Acquisition-related adjustments	3,378	5,212
Other adjustments	489	-
	3,867	5,212
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(100,262)	$(86,527)

EXHIBIT E
THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	For the quarter ended May 4, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$289,480	$4,634	$(1,331)	$292,783
Cost of goods sold, including buying and occupancy expenses	(170,782)	(1,230)	202	(171,810)
Gross profit	118,698	3,404	(1,129)	120,973
Selling, general and administrative expenses	(101,631)	(3,646)	1,148	(104,129)
Operating income (loss)	17,067	(242)	19	16,844
Interest income	27	14	-	41
Interest expense	(20,402)	-	-	(20,402)
Other income (expense), net	(108)	117	-	9
Loss before income taxes	(3,416)	(111)	19	(3,508)
Income tax benefit (expense)	861	(201)	-	660
Net loss	(2,555)	(312)	19	(2,848)
Net loss attributable to noncontrolling interest	-	312	-	312
Net loss attributable to The Gymboree Corporation	$(2,555)	$-	$19	$(2,536)

	For the quarter ended April 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$297,931	$2,143	$(2,323)	$297,751
Cost of goods sold, including buying and occupancy expenses	(176,049)	(242)	364	(175,927)
Gross profit	121,882	1,901	(1,959)	121,824
Selling, general and administrative expenses	(90,894)	(2,655)	1,810	(91,739)
Operating income (loss)	30,988	(754)	(149)	30,085
Interest income	48	11	-	59
Interest expense	(21,658)	-	-	(21,658)
Loss on extinguishment of debt	(1,237)	-	-	(1,237)
Other expense, net	(42)	(24)	-	(66)
Income (loss) before income taxes	8,099	(767)	(149)	7,183
Income tax expense	(2,954)	(59)	-	(3,013)
Net income (loss)	5,145	(826)	(149)	4,170
Net loss attributable to noncontrolling interest	-	826	-	826
Net income attributable to The Gymboree Corporation	$5,145	$-	$(149)	$4,996

 EXHIBIT E (continued)

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS
(Unaudited)

	May 4, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$288,822	$13,131	$(5,355)	$296,598
Non-current assets	1,726,636	2,650	-	1,729,286
Total assets	$2,015,458	$15,781	$(5,355)	$2,025,884

Current liabilities	$157,669	$12,321	$(5,142)	$164,848
Non-current liabilities	1,421,443	188	-	1,421,631
Total liabilities	$1,579,112	$12,509	$(5,142)	$1,586,479

Total stockholders' equity	436,346	-	(213)	436,133
Noncontrolling interest	-	3,272	-	3,272
Total liabilities and stockholders' equity	$2,015,458	$15,781	$(5,355)	$2,025,884

	April 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$327,746	$11,536	$(2,466)	$336,816
Non-current assets	1,746,957	857	-	1,747,814
Total assets	$2,074,703	$12,393	$(2,466)	$2,084,630

Current liabilities	$149,593	$9,098	$(2,317)	$156,374
Non-current liabilities	1,473,680	59	-	1,473,739
Total liabilities	$1,623,273	$9,157	$(2,317)	$1,630,113

Total stockholders' equity	451,430	-	(149)	451,281
Noncontrolling interest	-	3,236	-	3,236
Total liabilities and stockholders' equity	$2,074,703	$12,393	$(2,466)	$2,084,630

* The Variable Interest Entities ("VIEs") includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.